  As filed with the Securities and Exchange Commission dated August 17, 1995
                                                  Registration No. 33-

                       ----------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                            INSTEEL INDUSTRIES, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        NORTH CAROLINA                                          56-0674867
-------------------------------                           ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

1373 BOGGS DRIVE, MOUNT AIRY, NORTH CAROLINA                            27030
--------------------------------------------                          ----------
(Address of Principal Executive Offices)                              (Zip Code)

                       1994 DIRECTOR STOCK OPTION PLAN OF
                            INSTEEL INDUSTRIES, INC.
                            ------------------------
                            (Full title of the plan)

                  HOWARD O. WOLTZ, JR., CHAIRMAN OF THE BOARD
                            INSTEEL INDUSTRIES, INC.
                                1373 BOGGS DRIVE
                        MOUNT AIRY, NORTH CAROLINA 27030
                                (910) 786-2141
           ---------------------------------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)

                         -------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                PROPOSED            PROPOSED
 TITLE OF                                        MAXIMUM             MAXIMUM
SECURITIES              AMOUNT                  OFFERING            AGGREGATE                  AMOUNT OF
  TO BE                 TO BE                     PRICE             OFFERING                  REGISTRATION
REGISTERED            REGISTERED                PER SHARE             PRICE                        FEE
----------            ----------                ---------           ---------                 ------------
Common Stock            200,000                  $7.50              $1,500,000                   $517.24
(No Par Value)          shares

                         ------------------------------

              Approximate date of commencement of proposed sale of
                        securities pursuant to the plan:

            AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                               BECOMES EFFECTIVE.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                 (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1994, which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

                 (b)  All other reports that have been filed pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a), above.

                 (c) The description of the Company's Common Stock (No Par Value) is incorporated by reference to the Company's registration statement on Form S-1 SEC File No. 33-4929).

                 All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                 The Company will provide, without charge, upon request of an optionee, a copy of the information incorporated by reference herein. Requests should be addressed to Mr. Gary D. Kniskern, Secretary, Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; telephone (910) 786-2141.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Sections 55-8-50 through 55-8-58 of the General Statutes of North Carolina prescribe the conditions under which indemnification may be obtained by a present or former director or officer who incurs expenses or liability as a consequence of a legal proceeding arising out of his activities as a director or officer.

                 Mandatory Statutory Indemnification. Under the statutes, a North Carolina corporation must indemnify a director or officer who is wholly successful on the merits or otherwise in defending a proceeding in which he was involved by virtue of his being a director or officer of the corporation. This mandatory indemnification covers reasonable expenses and attorneys' fees.

                 Permissive Statutory Indemnification. A North Carolina corporation may, but is not required by statute to, indemnify its directors and officers who conduct themselves in good faith and meet a reasonable belief test regarding the challenged conduct. If he was acting in his official capacity, the director or officer must have believed the challenged conduct was in the corporation's best interest; if he was acting otherwise, he must meet the test that he reasonably believed his conduct was not opposed to the corporation's best interest. Notwithstanding those tests, however, statutory indemnification is prohibited where the individual is held liable to the corporation or where he is held liable on the basis of an improperly received personal benefit.

                 Court-Ordered Indemnification. A director or officer may enforce his or her right to mandatory indemnification and, if the court determines the individual to be entitled to the mandatory indemnification, the court must also order the corporation to pay the reasonable expenses incurred to enforce the right, including counsel fees. The statutes authorize the court to provide indemnification in any case regardless of whether the individual has met the tests applicable to permissive statutory indemnification upon a finding that the individual "is fairly and reasonably entitled to indemnification in view of all the relevant circumstances." [G.S. 55-8-54(2)] This relief is limited to reasonable expenses when there is liability to the corporation by the individual.

                 Voluntary Indemnification. Notwithstanding the limits on statutory indemnification, a North Carolina corporation may voluntarily agree to indemnify its directors and officers by provisions in the articles of incorporation, the bylaws, a contract or a resolution of the Board of Directors against any liability, subject to the limitation that an individual cannot be indemnified on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A North Carolina corporation may, also, obtain insurance to protect its directors and officers from personal liability.

                 Exculpation of Directors from Liability. The articles of incorporation of a North Carolina corporation may exonerate directors (but not officers) from monetary liability for acts performed by them in their official capacity as directors. This exculpation may not include conduct that the director knew or believed was clearly in conflict with the best interests of the corporation, liability for unlawful distributions, transactions from which he derived an improper personal benefit or acts undertaken prior to the effective date of the adoption of the exculpation provision.

                 The Company's bylaws contain broad indemnification provisions covering both directors and officers of the Company. The Company's articles of incorporation contain the provision eliminating monetary liability of directors to the extent permitted by law. The Company has purchased insurance providing for indemnification of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

                 There are filed as a part of this registration statement the following exhibits:

            NUMBER                  DESCRIPTION
            ------                  -----------

                 4 Instruments Defining Rights of Security Holders: Copy of 1994 Director Stock Option Plan of Insteel Industries, Inc.

                 5 Opinion Re Legality: Opinion of Womble Carlyle Sandridge & Rice, PLLC.

                 23(a) Consents of Experts and Counsel: The consent of Deloitte & Touche LLP, independent accountants of the Company.

                 23(b) Consents of Experts and Counsel: The consent of Womble Carlyle Sandridge & Rice, PLLC, is included in their opinion filed as Exhibit 5.


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a- 3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on this 15th day of August, 1995.

                                        INSTEEL INDUSTRIES, INC.

                                        By:  H. O. WOLTZ III
                                             ---------------------
                                             H. O. Woltz III
                                             Chief Executive Officer


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                 TITLE                                  DATE
         ---------                                 -----                                  ----
(i)  Principal Executive Officer

         HOWARD O. WOLTZ III                       Chief Executive                   August 15, 1995
         -------------------------                 Officer
         Howard O. Woltz III


(ii) Principal Financial and
         Accounting Officer

         MICHAEL C. GAZMARIAN                      Chief Financial Officer           August 15, 1995
         ----------------------                    and Treasurer
         Michael C. Gazmarian

(iii) A Majority of the Board of Directors

         HOWARD O. WOLTZ, JR.                                                        August 15, 1995
         ------------------------
         Howard O. Woltz, Jr.


         H. O. WOLTZ III                                                             August 15, 1995
         --------------------------------
         H. O. Woltz III



                   SIGNATURE                                             DATE
                   ---------                                             ----
         THOMAS J. CUMBY                                            August 15, 1995
         ----------------------------
         Thomas J. Cumby


         LOUIS E. HANNEN                                            August 15, 1995
         -----------------------------
         Louis E. Hannen


         FRANCES H. JOHNSON                                         August 15, 1995
         --------------------------
         Frances H. Johnson


         CHARLES B. NEWSOME                                         August 15, 1995
         -------------------------
         Charles B. Newsome


         JOSEPH D. NOELL, III                                       August 15, 1995
         ------------------------------
         Joseph D. Noell, III


         W. ALLEN ROGERS, II                                        August 15, 1995
         ----------------------------
         W. Allen Rogers, II


         C. RICHARD VAUGHAN                                         August 15, 1995
         ------------------------
         C. Richard Vaughan


         JOHN E. WOLTZ                                              August 15, 1995
         ------------------------------
         John E. Woltz

                                 EXHIBIT INDEX
                                       TO
                     REGISTRATION STATEMENT ON FORM S-8 OF
                            INSTEEL INDUSTRIES, INC.


         EXHIBIT NO.                      DESCRIPTION
         -----------                      -----------

         4                Instruments Defining Rights of Security Holders:
                          Copy of 1994 Director Stock Option Plan of Insteel Industries, Inc.

         5                Opinion Re Legality:  Opinion of Womble Carlyle
                          Sandridge & Rice, PLLC.

         23(a) Consents of Experts and Counsel: The consent of Deloitte & Touche LLP, independent accountants of the Company.

         23(b) Consents of Experts and Counsel: The consent of Womble Carlyle Sandridge & Rice, PLLC, is included in their opinion filed as Exhibit 5.